HILLS BANCORPORATION                                                EXHIBIT 11

STATEMENT RE COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
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                                                                                   Year Ended December 31,
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                                                                               1999         1998         1997
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
Shares of common stock, beginning ........................................   1,469,443    1,467,754    1,465,385
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Shares of common stock, ending ...........................................   1,495,941    1,469,443    1,467,754
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Computation of weighted average number of basic and diluted shares:
   Common shares outstanding at the beginning of the year ................   1,469,443    1,467,754    1,465,385
   Weighted average number of net shares issued ..........................      14,097           18          529
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              Weighted average shares outstanding (basic) ................   1,483,540    1,467,772    1,465,914
   Weighted average of potential dilutive shares
      attributable to stock options granted, computed under
      the treasury stock method ..........................................      11,784       22,702       18,040
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              Weighted average number of shares (diluted) ................   1,495,324    1,490,474    1,483,954
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Net income (In Thousands) ................................................ $     8,466  $     7,486  $     7,086
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Earnings per share:
   Basic ................................................................. $      5.70  $      5.10  $      4.83
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   Diluted ............................................................... $      5.66  $      5.02  $      4.78
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Dividends per common share ............................................... $      1.30  $      1.20  $      1.05
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